UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Skinny Nutritional Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SKINNY NUTRITIONAL CORP.

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 1, 2011

Disclosure Regarding Engagement of Proxy Solicitor

Subsequent to filing and mailing its Proxy Statement for its Special Meeting of Shareholder to be held on March 1, 2011 (the “Special Meeting”), Skinny Nutritional Corp. (“Skinny”) retained Alliance Advisors, L.L.C. (“Alliance”) to act as proxy solicitor and advisor in connection with the Special Meeting. Solicitations by Alliance may be made personally or by mail, e-mail, facsimile, telephone, messenger, or via the Internet.  Skinny agreed to pay Alliance a fee in the amount of $5,000, plus reasonable out-of-pocket expenses.  In addition, Skinny has agreed to indemnify Alliance and its employees against certain liabilities arising from or in connection with the engagement.